Exhibit 99.1


           City National Corp. Reports 2006 First-Quarter Earnings of
                        $57.2 Million, or $1.12 per Share


     LOS ANGELES--(BUSINESS WIRE)--April 19, 2006--City National Corporation (NYSE:CYN), the parent company of wholly-owned City National Bank, today reported an increase in net income to $57.2 million, or $1.12 per share, compared with $55.5 million, or $1.09 per share, for the first quarter of 2005.
     Lending and fee income continued to grow solidly and credit quality was excellent. At the same time, deposits were just slightly higher than the first quarter of 2005 but lower than expected, in part because of a general slowdown in the real estate industry that affected title and escrow balances. First-quarter results also reflect significant seasonal expense variations and new costs associated with the treatment of stock options. City National's management has revised its previously announced expectation of 9 percent to 12 percent earnings per share growth for 2006, and now expects earnings per share to grow between 8 percent and 10 percent for the year.

     FIRST-QUARTER HIGHLIGHTS

     -- Revenue totaled $207.3 million, a 5 percent increase from the first quarter of 2005.

     -- Average loans grew to $9.6 billion, up 12 percent from the first quarter of last year. This growth was led by increases in commercial loans and residential mortgages.

     -- Loan recoveries again exceeded charge-offs, and nonaccrual loans were reduced to $14.6 million, down 51 percent from the first quarter of 2005. The company required no provision for credit losses and remained well reserved at 1.64 percent of total loans.

     -- Average deposits of $11.6 billion were just slightly higher than the first quarter of 2005 and down 3 percent from the fourth quarter of last year.

     -- Noninterest income grew to $54.9 million, up 9 percent from the first quarter of 2005. The increase was led by the growth of trust, investment and brokerage fee income, as assets under management or administration topped $40 billion for the first time. International services fee income grew 23 percent from the first quarter of last year.

     "In the first quarter, commercial lending and noninterest income grew strongly and credit quality remained excellent," said President and Chief Executive Officer Russell Goldsmith. "Although deposits were somewhat less than anticipated, our overall business and progress adding new clients, growing revenue and building momentum for the year ahead positions City National for another successful year. The quarter was also highlighted by our agreement to add Independence Investments to our excellent team of asset management affiliates and by Standard and Poor's decision to upgrade City National Bank's long-term credit rating to A."


                                          For the three months
                                             ended March 31,
Dollars in millions,                      ---------------------    %
except per share                            2006       2005     Change
----------------------------------------- ---------- ---------- ------
Earnings Per Share                            $1.12      $1.09      3
Net Income                                     57.2       55.5      3
Average Assets                             14,826.5   13,873.4      7
Return on Average Assets                       1.57%      1.62%    (3)
Return on Average Equity                      15.68      16.63     (6)


     ASSETS

     Total assets at March 31, 2006 reached $14.7 billion, up 6 percent from one year ago and 1 percent from the fourth quarter of 2005. These increases reflect City National's robust loan growth in the first quarter of this year.

     REVENUE

     Loan growth and rising interest rates also drove revenue higher. First-quarter revenue (net interest income plus noninterest income) increased 5 percent to $207.3 million.

     NET INTEREST INCOME

     Fully taxable-equivalent net interest income reached $155.5 million in the first quarter of 2006, up 4 percent from $149.9 million for the same period last year. Fully taxable-equivalent net interest income in the fourth quarter of 2005 was $163 million.
     First-quarter loans grew significantly. Average balances reached $9.6 billion, up 12 percent from one year ago and 5 percent from the fourth quarter of 2005. Commercial loans increased 24 percent from the first quarter of 2005 and 8 percent from the fourth quarter of last year. Residential mortgage lending rose 13 percent from one year ago and 2 percent from the fourth quarter. Commercial mortgage lending was up 1 percent from the first quarter of 2005 and 2 percent from the fourth quarter. Real estate construction loans declined 9 percent from one year ago, but grew 2 percent from the fourth quarter of last year.
     Higher asset yields also contributed to first-quarter net interest income growth. City National's yield on earning assets reached 5.98 percent, up from
5.43 percent in the first quarter of 2005. At March 31, 2006, the bank's prime rate was 7.75 percent, 200 basis points higher than it was at the same time last year.
     Average deposits totaled $11.6 billion, just slightly higher than the first quarter of 2005 but down 3 percent, or $412 million, from the fourth quarter of last year.
     City National's deposit balances typically reach seasonally high levels in the fourth quarter and then subside in January. In the first quarter of this year, they declined more than usual. Average specialty deposits, which include title and escrow balances and typically vary according to conditions in the real estate market, amounted to $1.2 billion in the first quarter of 2006, compared with $1.5 billion a year ago and in the fourth quarter of 2005. While the total number of City National clients increased in the first quarter, commercial and private banking deposits also were lower than expected, as some clients redeployed excess balances in response to higher interest rates. Deposits picked up at the end of March and period-end balances were $321 million higher than the average for the first quarter of 2006.
     The company's first-quarter net interest margin was 4.62 percent, compared with 4.75 percent during the same period last year and 4.85 percent in the fourth quarter of 2005. Lower-than-expected average core deposits, which include specialty deposits, were the principal factor in the decline of the net interest margin from the fourth quarter.
     Average securities totaled $4 billion in the first quarter of 2006, down 4 percent from one year ago and 2 percent from the fourth quarter of 2005. The average duration of total available-for-sale securities at March 31, 2006 was
3.2 years, compared with 3.0 years at December 31, 2005.


                                               For the three
                                                months ended
                                                 March 31,
                                             ------------------   %
Dollars in millions                           2006     2005     Change
-------------------------------------------- ------------------ ------
Average Loans                                $9,625.0 $8,572.3     12
Average Securities                            3,970.5  4,115.4     (4)
Average Deposits                             11,587.6 11,572.4      0
Average Core Deposits                        10,334.0 10,628.3     (3)
Fully Taxable-Equivalent
Net Interest Income                             155.5    149.9      4
Net Interest Margin                              4.62%    4.75%    (3)


     NONINTEREST INCOME

     First-quarter 2006 noninterest income was $54.9 million, 9 percent higher than the first quarter of 2005, due primarily to the continuing growth of City National's wealth management and international businesses.

     Wealth Management

     Trust and investment fees increased 10 percent over the first quarter of 2005, due primarily to higher balances under management or administration. Assets under management at March 31, 2006 were 18 percent higher than at the end of the first quarter last year, largely on account of new business, a strong relative investment performance and higher market values. Increases in market values are reflected in fee income primarily on a trailing-quarter basis.
     On March 24, City National announced plans to acquire Independence Investment LLC, a Boston-based firm that manages $7.5 billion in assets for corporate, public and Taft-Hartley pension plans, as well as foundations and endowments. City National expects this acquisition to close in the second quarter and to become modestly accretive to earnings in the second half of 2006. The acquisition is expected to bring City National's assets under management or administration to more than $47 billion, on a pro-forma basis.

     Other Noninterest Income

     First-quarter cash management and deposit transaction fee income fell 10 percent from the same period last year, as many clients paid for services with compensating deposit balances. Cash management and deposit fee income increased 3 percent from the fourth quarter of 2005, due to payments from clients that settle on an annual basis as well as increased sales and the addition of new clients.
     International service fee income grew 23 percent from the first quarter of last year, largely because of an increase in foreign exchange revenue. Fee income for international services fell 4 percent from the fourth quarter, as trade finance returned to more normal levels after the 2005 holiday season.
     Other service charges and fees for the first quarter of 2006 amounted to $5.8 million, up 3 percent from one year ago, but down 12 percent from the fourth quarter of 2005. (The fourth-quarter 2005 total included a one-time gain of $1.1 million.)


                                                 March 31,
                                            -------------------   %
Dollars in millions                           2006      2005    Change
------------------------------------------- --------- --------- ------

Trust and Investment Fee Revenue               $21.8     $19.8     10
Brokerage and Mutual Fund Fees                  11.7       9.9     18
Assets Under Management (1)                 19,246.3  16,378.8     18
Assets Under Management
Or Administration                           40,435.8  35,829.2     13

(1) Excludes $9.4 billion and $6.1 billion of assets under management for the CCM asset managers in which City National holds minority ownership interests as of March 31, 2006 and March 31, 2005, respectively.


     NONINTEREST EXPENSE

     First-quarter 2006 noninterest expense amounted to $115.3 million, up 6 percent from the first quarter of 2005 and 1 percent from the fourth quarter.
     Staffing costs amounted to $71.6 million, up 7 percent from one year ago and 8 percent from the fourth quarter of 2005. First-quarter staffing expenses reflect higher seasonal employer taxes. For the first time, expenses also included $1.6 million for stock options. Not including this new accounting treatment of stock options, first-quarter staffing expenses grew approximately 5 percent both from one year ago and from the fourth quarter of 2005.
     City National's efficiency ratio for the first quarter of 2006 was 54.80 percent, compared with 54.10 percent one year ago and 52.86 percent for the fourth quarter of 2005.

     INCOME TAXES

     The company's first-quarter 2006 effective tax rate was 37.8 percent, compared with 37.3 percent in the first quarter of 2005.

     CREDIT QUALITY

     Asset quality remains strong. At March 31, 2006, nonaccrual loans were $14.6 million, compared with $29.9 million at the same time last year and $14.4 million in the fourth quarter of 2005. Recoveries exceeded charge-offs by $2.7 million, and for the 11th consecutive quarter, City National made no provision for credit losses. This decision reflected management's assessment of asset quality, loan growth and favorable economic conditions. The company currently expects to record some provision for loan losses in 2006, although, due to higher-than-expected first-quarter net recoveries, it will likely be lower than initially anticipated.
     At March 31, 2006, the allowance for loan losses was $156.5 million, or
1.64 percent of outstanding loans. The reserve for unfunded credit commitments was an additional $15.8 million.

     FIRST-QUARTER EARNINGS AND OUTLOOK

     While management expected first-quarter earnings to be lower than fourth-quarter 2005 earnings per share of $1.21 due to seasonal deposit variations, employer taxes, the requirement to expense stock options and fewer days in the quarter, actual first-quarter earnings reflected the added impact of lower-than-expected deposit balances. Overall, balances appear to have stabilized, and management expects them to grow slowly through the rest of this year.
     City National's management has revised its previously announced expectation of 9 percent to 12 percent earnings per share growth for 2006, and now expects earnings per share to grow between 8 percent and 10 percent for the year.

     CAPITAL RATIOS

     Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2006 were 15.51 percent and 12.36 percent, compared with the minimum "well capitalized" capital ratios of 10 percent and 6 percent, respectively. The company's Tier 1 leverage ratio at March 31, 2006 was 8.92 percent. Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2005 were 15.53 percent, 12.33 percent and 8.82 percent, respectively.
     The period-end ratio of shareholders' equity to total assets at March 31, 2006 was 10.04 percent, compared to 9.49 percent as of March 31, 2005, and 10.00 percent at December 31, 2005.
     The accumulated other comprehensive loss at March 31, 2006 was $73.2 million, compared with a loss of $43.3 million at March 31, 2005 and $51.6 million at December 31, 2005.

     STOCK REPURCHASE AND DIVIDEND

     During the first quarter of 2006, City National repurchased 41,200 of outstanding shares at an average cost of $73.64. The company is currently authorized to repurchase as many as 337,800 additional shares. There were 826,230 treasury shares at March 31, 2006.
     For the 11th consecutive year, City National also increased its annual dividend. On January 19, 2005, the company raised its common stock cash dividend 14 percent to $1.64 per share.

     CONFERENCE CALL

     City National Corporation will host a conference call this afternoon to discuss results for the first quarter of 2006. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 202-1971 and enter pass code 86541110. A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at http://www.cnb.com. There, it will be archived and available for 12 months.

     ABOUT CITY NATIONAL

     City National Corporation is a financial services company with $14.7 billion in total assets. Its wholly-owned subsidiary, City National Bank, is California's Premier Private and Business Bank(R). City National provides banking, investment and trust services through 55 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. The company and its affiliates manage or administer more than $40 billion in client trust and investment assets, including more than $19 billion under direct management. The pending acquisition of Independence Investment LLC is expected to increase City National's assets under management or administration to more than $47 billion, on a pro forma basis.

     FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.
     Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in interest rates, (2) significant changes in banking laws or regulations, (3) increased competition in the company's markets, (4) other-than-expected credit losses due to real estate cycles or other economic events, (5) earthquake or other natural disasters affecting the condition of real estate collateral, (6) the effect of acquisitions and integration of acquired businesses, and (7) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions. Management cannot predict at this time the strength of the economy, and a slowing or reversal could adversely affect our performance in a number of ways including decreased demand for our products and services and increased credit losses. Likewise, changes in deposit interest rates, among other things, could slow the rate of growth or put pressure on current deposit levels. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance including the factors that influence earnings.
     For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2005 and particularly Part I, Item 1A, titled "Risk Factors."


CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
                                                  Three Months
                                          ----------------------------
For The Period Ended March 31,               2006     2005   % Change
------------------------------            ----------------------------
Per Common Share
  Net Income
    Basic                                    $1.16    $1.13         3
    Diluted                                   1.12     1.09         3
  Dividends                                   0.41     0.36        14
  Book value                                 29.87    26.97        11

Results of Operations: (in millions)
  Interest income                             $198     $168        18
  Interest expense                              46       21       116
                                          --------- --------
    Net interest income                        152      146         4
  Net interest income (Fully tax-
   equivalent)                                 156      150         4
  Total revenue                                207      197         5
  Provision for credit losses                    -        -         -
  Net income                                    57       55         3

Financial Ratios:
  Performance Ratios:
    Return on average assets                  1.57%    1.62%
    Return on average shareholders' equity   15.68    16.63
    Period-end shareholders' equity to
     period-end assets                       10.04     9.49
    Net interest margin                       4.62     4.75
    Efficiency ratio                         54.80    54.10
  Capital Adequacy Ratios (Period end):
    Tier 1 leverage                           8.92     8.12
    Tier 1 risk-based capital                12.36    11.69
    Total risk-based capital                 15.51    15.27

Asset Quality Ratios:
  Allowance for loan losses to:
    Total loans                               1.64%    1.72%
    Nonaccrual loans                      1,075.11   493.37
  Nonperforming assets to:
    Total loans and nonperforming assets      0.15     0.35
    Total assets                              0.10     0.21
  Net (charge-offs)/recoveries to
    Average total loans (annualized)          0.11     0.01

Average Balances: (in millions)
  Loans                                     $9,625   $8,572        12
  Interest-earning assets                   13,652   12,786         7
  Assets                                    14,827   13,873         7
  Core deposits                             10,334   10,628        (3)
  Deposits                                  11,588   11,573         -
  Interest-bearing liabilities               7,367    6,652        11
  Shareholders' equity                       1,481    1,352        10

Period-End Balances: (in millions)
  Loans                                     $9,567   $8,573        12
  Assets                                    14,739   13,918         6
  Core deposits                             10,489   10,861        (3)
  Deposits                                  11,909   11,763         1
  Shareholders' equity                       1,480    1,320        12

Wealth Management: (in millions) (1)
  Assets under management                  $19,246  $16,379        18
  Assets under management or
   administration                           40,436   35,829        13

 (1) Excludes $9,431 million and $6,071 million of assets under management for the Convergent Capital Management asset managers in which City National holds minority ownership interests as of March 31, 2006 and March 31, 2005, respectively.


CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
                                              Three Months Ended
                                                   March 31,
(Dollars in thousands                    -----------------------------
  except per share data)                   2006      2005   % Change
------------------------                 -----------------------------
Interest income                          $198,192  $167,650        18
Interest expense                           45,786    21,224       116
                                         --------- ---------
  Net Interest Income                     152,406   146,426         4

Provision for Credit Losses                     -         -         -

Noninterest Income
  Trust and investment fees                21,774    19,844        10
  Brokerage and mutual fund fees           11,684     9,877        18
  Cash management and
   deposit transaction fees                 8,064     9,010       (10)
  International services                    5,989     4,888        23
  Bank-owned life insurance                   934       864         8
  Other service charges and fees            5,777     5,597         3
  Gain on sale of assets                        -        23      (100)
  Gain on sale of securities                  708       255       178
                                         --------- ---------
    Total noninterest income               54,930    50,358         9

Noninterest Expense
  Salaries and employee benefits           71,616    66,632         7
  Net occupancy of premises                 9,012     7,616        18
  Legal and professional fees               9,417     8,714         8
  Information services                      4,456     4,211         6
  Depreciation                              4,660     4,570         2
  Amortization of intangibles               1,891     1,441        31
  Marketing and advertising                 4,016     3,574        12
  Office services                           2,691     2,489         8
  Equipment                                   632       549        15
  Minority interest expense                 1,228     1,811       (32)
  Other                                     5,704     6,708       (15)
                                         --------- ---------
    Total noninterest expense             115,323   108,315         6
                                         --------- ---------

Income Before Taxes                        92,013    88,469         4

Applicable Income Taxes                    34,781    33,008         5
                                         --------- ---------

Net Income                                $57,232   $55,461         3
                                         ========= =========

Other Data:
  Earnings per common share - basic         $1.16     $1.13         3
  Earnings per common share - diluted       $1.12     $1.09         3
  Dividends paid per common share           $0.41     $0.36        14
  Dividend payout ratio                     35.65%    32.02%       11
  Return on average assets                   1.57%     1.62%       (3)
  Return on average shareholders' equity    15.68%    16.63%       (6)
  Net interest margin (Fully taxable-
   equivalent)                               4.62%     4.75%       (3)
  Full-time equivalent employees            2,570     2,445         5


CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
                                            2006          2005
                                         ------------  ------------
(Dollars in thousands                       First         Fourth
  except per share data)                   Quarter       Quarter
------------------------                 ------------  ------------
Interest Income                             $198,192      $191,927
Interest Expense                              45,786        31,886
                                         ------------  ------------
  Net Interest Income                        152,406       160,041

Provision for Credit Losses                        -             -

Noninterest Income
  Trust and investment fees                   21,774        20,362
  Brokerage and mutual fund fees              11,684        11,174
  Cash management
   deposit transaction fees                    8,064         7,842
  International services                       5,989         6,256
  Bank-owned life insurance                      934           670
  Other service charges and fees               5,777         6,591
  Gain on sale of assets                           -            81
  Gain (loss) on sale of securities              708           (53)
                                         ------------  ------------
    Total noninterest income                  54,930        52,923

Noninterest Expense
  Salaries and employee benefits              71,616        66,460
  Net occupancy of premises                    9,012        10,074
  Legal and professional fees                  9,417        11,419
  Information services                         4,456         4,299
  Depreciation                                 4,660         4,778
  Amortization of intangibles                  1,891         1,865
  Marketing and advertising                    4,016         4,472
  Office services                              2,691         2,942
  Equipment                                      632           582
  Minority interest expense                    1,228           571
  Other                                        5,704         6,690
                                         ------------  ------------
    Total noninterest expense                115,323       114,152

Income Before Taxes                           92,013        98,812

Applicable Income Taxes                       34,781        37,055
                                         ------------  ------------

Net Income                                   $57,232       $61,757
                                         ============  ============

Other Data:
  Earnings per common share - basic            $1.16         $1.25
  Earnings per common share - diluted           1.12          1.21
  Dividends paid per common share               0.41          0.36
  Dividend payout ratio                        35.65%        28.89%
  Return on average assets                      1.57%         1.69%
  Return on average shareholders' equity       15.68%        17.15%
  Net interest margin (Fully taxable-
   equivalent)                                  4.62%         4.85%
  Full-time equivalent employees               2,570         2,539


CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
(Dollars in thousands except per share data)

                                          2005
                    -------------------------------------------------
                      Fourth     Third    Second     First     Full
                      Quarter   Quarter   Quarter   Quarter    Year
------------------- --------- --------- --------- --------- ---------
Interest Income      $191,927  $184,710  $174,265  $167,650  $718,552
Interest Expense       31,886    28,396    24,619    21,224   106,125
                    --------- --------- --------- --------- ---------
  Net Interest
   Income             160,041   156,314   149,646   146,426   612,427

Provision for
 Credit Losses              -         -         -         -         -

Noninterest Income
  Trust and
   investment fees     20,362    20,494    20,119    19,844    80,818
  Brokerage and
   mutual fund fees    11,174    10,946     9,931     9,877    41,927
  Cash management
   deposit
   transaction fees     7,842     8,370     8,874     9,010    34,096
  International
   services             6,256     6,107     5,908     4,888    23,159
  Bank-owned life
   insurance              670     1,017       652       864     3,203
  Other service
   charges and fees     6,591     5,573     4,869     5,597    22,632
  Gain on sale of
   assets                  81       801       162        23     1,067
  Gain (loss) on
   sale of
   securities             (53)      241       844       255     1,287
                    --------- --------- --------- --------- ---------
    Total
     noninterest
     income            52,923    53,549    51,359    50,358   208,189

Noninterest Expense
  Salaries and
  employee benefits    66,460    66,467    63,839    66,632   263,398
  Net occupancy of
   premises            10,074     8,666     8,727     7,616    35,083
  Legal and
   professional fees   11,419    10,672    10,791     8,714    41,596
  Information
   services             4,299     4,471     4,015     4,211    16,996
  Depreciation          4,778     4,551     4,535     4,570    18,434
  Amortization of
   intangibles          1,865     1,852     1,441     1,441     6,595
  Marketing and
   advertising          4,472     4,182     3,943     3,574    16,171
  Office services       2,942     2,578     2,688     2,489    10,697
  Equipment               582       578       646       549     2,355
  Minority interest
   expense                571     1,761     1,532     1,811     5,675
  Other                 6,690     6,862     6,796     6,708    27,060
                    --------- --------- --------- --------- ---------
    Total
    noninterest
     expense          114,152   112,640   108,953   108,315   444,060
                    --------- --------- --------- --------- ---------

Income Before Taxes    98,812    97,223    92,052    88,469   376,556

Applicable Income
 Taxes                 37,055    37,413    34,345    33,008   141,821
                    --------- --------- --------- --------- ---------

Net Income            $61,757   $59,810   $57,707   $55,461  $234,735
                    ========= ========= ========= ========= =========

Other Data:
  Earnings per
   common share -
   basic                $1.25     $1.22     $1.18     $1.13     $4.77
  Earnings per
   common share -
   diluted              $1.21     $1.17     $1.13     $1.09     $4.60
  Dividends paid
   per common share     $0.36     $0.36     $0.36     $0.36     $1.44
  Dividend payout
   ratio                28.89%    29.82%    30.86%    32.02%    30.35%
  Return on average
   assets                1.69%     1.66%     1.65%     1.62%     1.66%
  Return on average
   shareholders'
   equity               17.15%    16.74%    17.03%    16.63%    16.89%
  Net interest
   margin (Fully
   taxable-
   equivalent)           4.85%     4.80%     4.74%     4.75%     4.79%
  Full-time
   equivalent
   employees            2,539     2,516     2,477     2,445


CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
                                                              First
(In thousands)                                               Quarter
----------------------------------------------------------------------
Assets
Cash and due from banks                                      $457,156
Federal funds sold                                                  -
Due from banks - interest-bearing                              48,890
Securities-available-for-sale                               3,850,173
Trading account securities                                     57,353
Loans:
Commercial                                                  3,735,223
Commercial Real estate mortgages                            1,854,908
Residential mortgages                                       2,700,966
Real estate construction                                      748,696
Equity lines of credit                                        339,348
Installment                                                   188,262
                                                          ------------
      Total loans                                           9,567,403
      Allowance for loan losses                              (156,482)
                                                          ------------
      Net loans                                             9,410,921
Premises and equipment, net                                    84,884
Goodwill and other intangibles                                283,642
Other assets                                                  546,365
                                                          ------------
Total assets                                              $14,739,384
                                                          ============

Liabilities:
Deposits:
Noninterest-bearing                                        $5,945,485
Interest-bearing                                            5,963,044
                                                          ------------
      Total deposits                                       11,908,529
Federal funds purchased and securities
sold under repurchase agreement                               526,920
Other short-term borrowed funds                               151,522
Subordinated debt                                             269,785
Other long-term debt                                          213,819
Minority Interest                                              25,225
Other liabilities                                             164,020
                                                          ------------
Total liabilities                                          13,259,820

Shareholders' Equity
Common stock                                                   50,693
Additional paid-in capital                                    399,974
Retained earnings                                           1,158,290
Accumulated other
comprehensive loss                                            (73,248)
Treasury shares                                               (56,145)
                                                          ------------
Total shareholders' equity                                  1,479,564
                                                          ------------
Total liabilities and shareholders' equity                $14,739,384
                                                          ============


CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

                                          2005
                   ---------------------------------------------------
                      Fourth       Third        Second       First
(In thousands)       Quarter      Quarter      Quarter      Quarter
--------------     ------------ ------------ ------------ ------------
Assets
  Cash and due
   from banks         $365,217     $438,786     $406,709     $386,999
  Federal funds
   sold                157,000      185,000      400,000      190,000
  Due from banks -
   interest-
   bearing              40,803       39,485       34,676       36,982
  Securities-
   available-for-
   sale              3,999,261    4,030,296    4,057,267    4,018,969
  Trading account
   securities           59,344       42,634       22,337       37,490
  Loans:
    Commercial       3,544,504    3,392,487    3,320,836    3,082,663
    Commercial
     Real estate
     mortgages       1,821,334    1,816,231    1,816,602    1,848,512
    Residential
     mortgages       2,644,030    2,571,537    2,485,177    2,405,732
    Real estate
     construction      721,890      711,755      724,895      759,090
    Equity lines
     of credit         333,548      317,703      310,101      274,735
    Installment        200,296      195,168      212,064      201,821
                   ------------ ------------ ------------ ------------
      Total loans    9,265,602    9,004,881    8,869,675    8,572,553
      Allowance
       for loan
       losses         (153,983)    (152,920)    (147,930)    (147,607)
                   ------------ ------------ ------------ ------------
      Net loans      9,111,619    8,851,961    8,721,745    8,424,946
  Premises and
   equipment, net       82,868       76,754       73,169       68,354
  Goodwill and
   other
   intangibles         284,124      285,553      289,675      291,116
  Other assets         481,624      478,975      470,020      463,182
                   ------------ ------------ ------------ ------------
    Total assets   $14,581,860  $14,429,444  $14,475,598  $13,918,038
                   ============ ============ ============ ============

Liabilities:
  Deposits:
    Noninterest-
     bearing        $6,562,038   $6,345,907   $6,468,339   $6,069,061
    Interest-
     bearing         5,576,434    5,769,807    5,683,869    5,693,563
                   ------------ ------------ ------------ ------------
      Total
       deposits     12,138,472   12,115,714   12,152,208   11,762,624
  Federal funds
   purchased and
   securities
   sold under
   repurchase
   agreement           190,190      191,036      204,052      155,645
  Other short-term
   borrowed funds      100,000       26,197       27,678          125
  Subordinated debt    275,682      278,076      285,771      280,068
  Other long-term
   debt                219,445      221,168      233,290      224,829
  Minority Interest     24,351       24,856       25,400       25,525
  Other liabilities    175,712      155,220      146,311      149,039
                   ------------ ------------ ------------ ------------
    Total
     liabilities    13,123,852   13,012,267   13,074,710   12,597,855

Shareholders'
 Equity
  Common stock          50,601       50,601       50,640       50,712
  Additional paid-
   in capital          411,389      414,073      415,802      419,505
  Retained earnings  1,121,474    1,077,561    1,035,589      995,688
  Accumulated other
    comprehensive
     income (loss)     (51,551)     (36,879)     (12,948)     (43,288)
  Deferred equity
   compensation        (14,730)     (15,784)     (16,821)     (19,893)
  Treasury shares      (59,175)     (72,395)     (71,374)     (82,541)
                   ------------ ------------ ------------ ------------
    Total
     shareholders'
     equity          1,458,008    1,417,177    1,400,888    1,320,183
                   ------------ ------------ ------------ ------------
    Total
     liabilities
     and
     shareholders'
     equity        $14,581,860  $14,429,444  $14,475,598  $13,918,038
                   ============ ============ ============ ============


CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)
                                                          2006
                                                   -------------------
                                                     First    Year To
(Dollars in thousands)                              Quarter    Date
----------------------                             --------- ---------
Allowance for Loan Losses
Balance at beginning of period                     $153,983  $153,983

Net (charge-offs)/recoveries:
 Commercial                                           1,792     1,792
 Commercial real estate mortgages                       844       844
 Residential mortgages                                    -         -
 Real estate construction                                16        16
 Equity lines of credit                                   -         -
 Installment                                              4         4
                                                   --------- ---------
  Total net (charge-offs)/recoveries                  2,656     2,656

Provision charged to expense                              -         -

Provision allocated (to) from reserve
 for off-balance sheet commitments                     (157)     (157)
                                                   --------- ---------

Balance at end of period                           $156,482  $156,482
                                                   ========= =========


Net (Charge-Offs)/Recoveries to Average Total Loans: (annualized)

 Commercial                                            0.19%     0.19%
 Commercial real estate mortgages                      0.19%     0.19%
 Residential mortgage                                  0.00%     0.00%
 Real estate construction                              0.01%     0.01%
 Equity lines of credit                                0.00%     0.00%
 Installment                                           0.01%     0.01%
  Total loans                                          0.11%     0.11%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period                      $15,596   $15,596
 Provision for credit losses                            157       157
                                                   --------- ---------
Balance at end of period                            $15,753   $15,753
                                                   ========= =========


                                           2005
                     -------------------------------------------------
(Dollars in           Fourth     Third    Second     First     Full
 thousands)           Quarter   Quarter   Quarter   Quarter    Year
-------------------  --------- --------- --------- --------- ---------
Allowance for Loan
 Losses
Balance at
 beginning of
 period              $152,920  $147,930  $147,607  $148,568  $148,568

Net (charge-
 offs)/recoveries:
 Commercial             2,085     4,213     1,067     2,117     9,482
 Commercial real
  estate mortgages          7       324         7    (1,893)   (1,555)
 Residential
  mortgages                 -         -         1         2         3
 Real estate
  construction             15     1,192        71        23     1,301
 Equity lines of
  credit                    -         -        39         1        40
 Installment              (11)       13         5       (18)      (11)
                     --------- --------- --------- --------- ---------
  Total net
   (charge-
   offs)/recoveries     2,096     5,742     1,190       232     9,260

Provision charged
 to expense                 -         -         -         -         -

Provision allocated
 (to) from reserve
 for off-balance
  sheet commitments    (1,033)     (752)     (867)   (1,193)   (3,845)
                     --------- --------- --------- --------- ---------

Balance at end of
 period              $153,983  $152,920  $147,930  $147,607  $153,983
                     ========= ========= ========= ========= =========


Net (Charge-Offs)/Recoveries to
 Average Total Loans:
 (annualized)

 Commercial             0.23 %    0.49 %    0.13 %    0.28 %    0.29 %
 Commercial real
  estate mortgages      0.00 %    0.07 %    0.00 %   (0.41)%   (0.09)%
 Residential
  mortgage              0.00 %    0.00 %    0.00 %    0.00 %    0.00 %
 Real estate
  construction          0.01 %    0.65 %    0.04 %    0.01 %    0.17 %
 Equity lines of
  credit                0.00 %    0.00 %    0.05 %    0.00 %    0.01 %
 Installment           (0.02)%    0.02 %    0.01 %   (0.03)%   (0.01)%
  Total loans           0.09 %    0.25 %    0.05 %    0.01 %    0.10 %

Reserve for Off-
 Balance Sheet
 Credit Commitments

Balance at
 beginning of
 period               $14,563   $13,811   $12,944   $11,751   $11,751
 Provision for
  credit losses         1,033       752       867     1,193     3,845
                     --------- --------- --------- --------- ---------
Balance at end of
 period               $15,596   $14,563   $13,811   $12,944   $15,596
                     ========= ========= ========= ========= =========


CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)
                          2006                  2005
                       --------- ------------------------------------
                         First    Fourth    Third    Second   First
(Dollars in thousands)  Quarter   Quarter  Quarter  Quarter  Quarter
---------------------- --------- --------- -------- -------- --------
Nonaccrual Loans
  Commercial              $5,642    $5,141  $14,917  $17,982  $25,117
  Commercial real
   estate mortgages          923       923      955    1,543    1,945
  Residential
   mortgages                   -       294    2,259    1,990    1,990
  Real estate
   construction            7,492     7,650        -        -        -
  Equity lines of
   credit                      -        21       22       22      212
  Installment                498       371      401      624      654
                       --------- --------- -------- -------- --------
    Total nonaccrual
     loans                14,555    14,400   18,554   22,161   29,918

Other Nonperforming
 Assets                        -         -        -        -        -
                       --------- --------- -------- -------- --------

 Total nonperforming
  assets                 $14,555   $14,400  $18,554  $22,161  $29,918
                       ========= ========= ======== ======== ========

Loans 90 Days or More
 Past Due
 on Accrual Status            $-        $-       $-     $103     $807

Allowance for loan
 losses as a
 percentage of:
 Nonaccrual loans       1,075.11% 1,069.33%  824.19%  667.52%  493.37%
 Total nonperforming
  assets                1,075.11% 1,069.33%  824.19%  667.52%  493.37%
 Total loans                1.64%     1.66%    1.70%    1.67%    1.72%

Nonaccrual loans as a
 percentage of total
 loans                      0.15%     0.16%    0.21%    0.25%    0.35%

Nonperforming assets
 as a percentage of:
 Total loans and other
  nonperforming assets      0.15%     0.16%    0.21%    0.25%    0.35%
 Total Assets               0.10%     0.10%    0.13%    0.15%    0.21%


CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
                                                   2006
                                     ---------------------------------
                                      First Quarter    Year to Date
                                     ---------------- ----------------
                                     Average  Average Average  Average
(Dollars in millions)                Balance   Rate   Balance   Rate
---------------------                -------- ------- -------- -------
Assets
  Interest-earning assets
    Loans
      Commercial                       $3,850   6.62%   $3,850   6.62%
      Commercial real estate
       mortgages                        1,838   7.36     1,838   7.36
      Residential mortgages             2,663   5.27     2,663   5.27
      Real estate construction            743   8.58       743   8.58
      Equity lines of credit              334   7.17       334   7.17
      Installment                         197   7.41       197   7.41
                                     --------         --------
      Total loans                       9,625   6.59     9,625   6.59
    Due from banks - interest-
     bearing                               44   1.98        44   1.98
    Federal funds sold and
     securities
      purchased under resale
       agreements                          13   4.32        13   4.32
    Securities available-for-sale       3,926   4.47     3,926   4.47
    Trading account securities             44   5.26        44   5.26
                                     --------         --------
      Total interest-earning assets    13,652   5.98    13,652   5.98
    Allowance for loan losses           (155)            (155)
    Cash and due from banks               439              439
    Other assets                          891              891
                                     --------         --------
      Total assets                    $14,827          $14,827
                                     ========         ========

Liabilities and Shareholders' Equity
  Interest-bearing deposits
    Interest checking accounts           $808   0.23      $808   0.23
    Money market accounts               3,388   1.81     3,388   1.81
    Savings deposits                      179   0.37       179   0.37
    Time deposits - under $100,000        180   2.95       180   2.95
    Time deposits - $100,000 and
     over                               1,254   3.37     1,254   3.37
                                     --------         --------
      Total interest-bearing
       deposits                         5,809   1.92     5,809   1.92

    Federal funds purchased and
     securities sold under
     repurchase agreements                809   4.48       809   4.48
    Other borrowings                      749   5.09       749   5.09
                                     --------         --------
      Total interest-bearing
       liabilities                      7,367   2.52     7,367   2.52
  Noninterest-bearing deposits          5,779            5,779
  Other liabilities                       200              200
  Shareholders' equity                  1,481            1,481
                                     --------         --------
      Total liabilities and
       shareholders' equity           $14,827          $14,827
                                     ========         ========

Net interest spread                             3.46%            3.46%
                                              ======           ======
Net interest margin                             4.62%            4.62%
                                              ======           ======


CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
                                            2005
                       -----------------------------------------------
                       Fourth Quarter   Third Quarter  Second Quarter
                       --------------- --------------- ---------------
                       Average Average Average Average Average Average
(Dollars in millions)  Balance  Rate   Balance  Rate   Balance  Rate
---------------------- ------- ------- ------- ------- ------- -------
Assets
 Interest-earning
  assets
  Loans
   Commercial           $3,556   6.49%  $3,401   6.21%  $3,225   6.06%
   Commercial real
    estate mortgages     1,810   7.30    1,804   7.50    1,846   7.02
   Residential
    mortgages            2,603   5.23    2,519   5.24    2,444   5.19
   Real estate
    construction           727   8.36      725   7.98      728   7.37
   Equity lines of
    credit                 322   6.77      310   6.10      297   5.70
   Installment             192   7.19      204   7.05      208   7.12
                       -------         -------         -------
   Total loans           9,210   6.45    8,963   6.34    8,748   6.13
  Due from banks -
   interest-bearing         44   1.63       41   1.45       37   1.24
  Federal funds sold
   and securities
   purchased under
   resale agreements        23   4.23       65   3.70       80   2.76
  Securities
   available-for-sale    4,012   4.37    4,030   4.26    4,034   4.25
  Trading account
   securities               39   5.13       37   3.95       37   3.25
                       -------         -------         -------
   Total interest-
    earning assets      13,328   5.80   13,136   5.67   12,936   5.50
  Allowance for loan
   losses                (153)           (151)           (148)
  Cash and due from
   banks                   451             441             443
  Other assets             842             830             810
                       -------         -------         -------
   Total assets        $14,468         $14,256         $14,041
                       =======         =======         =======

Liabilities and
 Shareholders' Equity
 Interest-bearing
  deposits
  Interest checking
   accounts               $813   0.21     $795   0.14     $849   0.08
  Money market
   accounts              3,471   1.49    3,507   1.30    3,568   1.15
  Savings deposits         186   0.29      196   0.29      199   0.28
  Time deposits -
   under $100,000          189   2.65      183   2.64      181   2.38
  Time deposits -
   $100,000 and over     1,136   2.78    1,074   2.76      897   2.56
                       -------         -------         -------
   Total interest-
    bearing deposits     5,795   1.56    5,755   1.42    5,694   1.22

  Federal funds
   purchased and
   securities sold
   under repurchase
   agreements              289   3.79      256   3.25      315   2.88
  Other borrowings         552   4.55      545   4.13      518   3.85
                       -------         -------         -------
   Total interest-
    bearing
    liabilities          6,636   1.91    6,556   1.72    6,527   1.51
 Noninterest-bearing
  deposits               6,205           6,104           5,985
 Other liabilities         198             178             170
 Shareholders' equity    1,429           1,418           1,359
                       -------         -------         -------
   Total liabilities
    and shareholders'
    equity             $14,468         $14,256         $14,041
                       =======         =======         =======

Net interest spread              3.89%           3.95%           3.99%
                               ======          ======          ======
Net interest margin              4.85%           4.80%           4.74%
                               ======          ======          ======


                                                   2005
                                      --------------------------------
                                        First Quarter     Full Year
                                       --------------- ---------------
                                       Average Average Average Average
(Dollars in millions)                  Balance  Rate   Balance  Rate
---------------------                  ------- ------- ------- -------
Assets
 Interest-earning assets
  Loans
   Commercial                           $3,112   5.75%  $3,325  6.13 %
   Commercial real estate mortgages      1,818   7.02    1,819  7.21
   Residential mortgages                 2,354   5.18    2,481  5.21
   Real estate construction                817   6.74      749  7.59
   Equity lines of credit                  265   5.42      299  6.03
   Installment                             206   6.28      202  6.93
                                       -------         -------
   Total loans                           8,572   5.98    8,875  6.23
  Due from banks - interest-bearing         65   1.34       47  1.42
  Federal funds sold and securities
   purchased under resale agreements        33   2.59       50  3.22
  Securities available-for-sale          4,078   4.38    4,038  4.32
  Trading account securities                38   2.40       38  3.71
                                       -------         -------
   Total interest-earning assets        12,786   5.43   13,048  5.60
  Allowance for loan losses              (149)           (150)
  Cash and due from banks                  441             444
  Other assets                             795             819
                                       -------         -------
   Total assets                        $13,873         $14,161
                                       =======         =======

Liabilities and Shareholders' Equity
 Interest-bearing deposits
  Interest checking accounts              $858   0.09     $828  0.13
  Money market accounts                  3,690   1.00    3,558  1.23
  Savings deposits                         205   0.24      197  0.27
  Time deposits - under $100,000           182   2.07      184  2.44
  Time deposits - $100,000 and over        944   2.11    1,013  2.57
                                       -------         -------
   Total interest-bearing deposits       5,879   1.05    5,780  1.32

  Federal funds purchased and
   securities sold under repurchase
   agreements                              254   2.33      278  3.08
  Other borrowings                         519   3.53      534  4.03
                                       -------         -------
   Total interest-bearing liabilities    6,652   1.29    6,592  1.61
 Noninterest-bearing deposits            5,694           5,999
 Other liabilities                         175             180
 Shareholders' equity                    1,352           1,390
                                       -------         -------
   Total liabilities and shareholders'
    equity                             $13,873         $14,161
                                       =======         =======

Net interest spread                              4.14%          3.99 %
                                               ======          ======
Net interest margin                              4.75%          4.79 %
                                               ======          ======


CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

                      2006                         2005
             ---------------- ----------------------------------------
              First   Year To  Fourth   Third  Second   First   Full
             Quarter   Date   Quarter  Quarter Quarter Quarter  Year
             -------- ------- -------- ------- ------- ------- -------
Per Common
 Share:
----------
 Shares
  Outstanding
  (in
  thousands):
 Average -
  Basic        49,484  49,484   49,238  49,198  49,090  49,162  49,159
 Average -
  Diluted      51,309  51,309   51,053  51,123  51,043  51,030  51,062
 Period-End    49,535           49,347  49,117  49,145  48,958
Book Value     $29.87           $29.55  $28.85  $28.51  $26.97
Price:
 High          $78.25  $78.25   $75.12  $76.10  $72.90  $71.35  $76.10
 Low            71.95   71.95    66.39   68.42   66.84   67.49   66.39
 Period-end     76.79            72.44   70.09   71.71   69.82


Capital Ratios
 (Dollars in
 millions):
--------------
Risk-based
 capital
 Risk-adjusted
  assets      $10,473          $10,148  $9,802  $9,663  $9,410
 Tier I
  capital      $1,295           $1,251  $1,195  $1,151  $1,100
  Percentage
   of risk
   adjusted
   assets       12.36%           12.33   12.19%  11.91%  11.69%
 Total capital $1,624           $1,576  $1,539  $1,493  $1,437
  Percentage
   of risk
   adjusted
   assets       15.51%           15.53   15.70%  15.45%  15.27%
 Tier I
  leverage
  ratio          8.92%            8.82    8.58%   8.39%   8.12%
 Period-end
  shareholders'
  equity
  to total
   period-end
   assets       10.04%           10.00    9.82%   9.68%   9.49%
 Period-end
  tangible
  shareholders'
  equity to
  total
  period-end
  tangible
  assets         8.27%            8.21    8.00%   7.83%   7.55%
 Average
  shareholders'
  equity to
  total
  average
  assets         9.99%   9.99%    9.88    9.94%   9.68%   9.75%  9.81%
 Average
  tangible
  shareholders'
  equity to
  total
  average
  tangible
  assets         8.23%   8.23%    8.07    8.08%   7.77%   7.80%  7.93%


Senior Debt Credit Ratings
--------------------------
For The Period Ended March 31, 2006                    Standard
                                                           &
                                         Moody's Fitch  Poor's   DBRS
                                         ------- ----- -------- ------
City National Bank                         A2      A-     A       A
City National Corporation                  A3      A-     A-    A(low)


Conference Call:

 Today 2:00 p.m. PDT
 866.202.1971
 Pass Code: 86541110



     CONTACT: City National Corporation
              Christopher J. Carey, 310-888-6777 (Financial/Investors) Chris.Carey@cnb.com
              Cary Walker, 213-833-4715 (Media)
              Cary.Walker@cnb.com